UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-19961	98-1340767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway
Lewisville, Texas		75056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 937-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

Announcement of Massimo Calafiore as President and Chief Executive Officer

On November 28, 2023, Orthofix Medical Inc. (“Orthofix” or the “Company”) announced that Massimo Calafiore and the Company have agreed that Mr. Calafiore will become the Company’s President and Chief Executive Officer. Mr. Calafiore currently serves as Chief Executive Officer of LimaCorporate S.p.A., a global orthopedics company, and his appointment as Orthofix’s President and Chief Executive Officer is expected to be effective in early 2024, following the completion of LimaCorporate’s previously announced acquisition by Enovis Corporation. The terms of Mr. Calafiore’s appointment are further set forth in a letter agreement between Mr. Calafiore and the Company (the “Offer Letter Agreement”), entered into on November 27, 2023. The determination to offer Orthofix’s President and Chief Executive Officer position to Mr. Calafiore, and the terms of the Offer Letter Agreement, were each unanimously approved by the Company’s Board of Directors (the “Board”). Catherine M. Burzik, who currently serves as Interim Chief Executive Officer, will continue in that role until Mr. Calafiore begins employment.

Mr. Calafiore, 52, has served since September 2022 as the President and Chief Executive Officer of LimaCorporate S.p.A., a global orthopedic company focused on restoring motion through digital innovation and customized hardware, which is currently in the process of being acquired by Enovis Corporation. Previously, Mr. Calafiore served from September 2021 through August 2022 as Executive Vice President and Chief Commercial Officer of NuVasive, Inc., where he oversaw product marketing, commercial and commercial enablement functions, as well as NuVasive’s specialized orthopedics and clinical services. From October 2020 through August 2021, he served as NuVasive’s Executive Vice President, Global Business Units, where he was responsible for NuVasive’s product and services organization, including Spine, NuVasive Specialized Orthopedics (NSO) and NuVasive Clinical Services, and commercial enablement such as clinical professional development and global marketing. From 2017 until October 2020 he held various other leadership roles at NuVasive with increasing levels of responsibility, serving as Senior Vice President, Spine Business Unit, from January 2020 to October 2020, Senior Vice President, Global Implant Systems and General Manager of NSO, from February 2019 to December 2019, and Senior Vice President, General Manager of NSO from August 2017 to February 2019. Before his executive service at NuVasive, he spent more than 15 years supporting and leading the U.S. business for Waldemar Link, a leader in the orthopedics and medical device industry.

Under the terms of the Offer Letter Agreement, Mr. Calafiore will receive an annual base salary of $825,000 per year, and a target bonus opportunity under the Company’s annual incentive program of 110% of such base salary. As an inducement to entering into employment with the Company, he will receive (i) sign-on equity incentive awards with a grant date fair value of $3,500,000, and (ii) 2024 annual equity incentive awards with a grant date fair value of $4,000,000 (collectively, the “Inducement Awards”). The Inducement Awards, which will be granted effective as of Mr. Calafiore’s first date of employment with the Company pursuant to NASDAQ Marketplace Rule 5635(c)(4), will be allocated (i) 50% as performance-based vesting restricted stock units determined at the end of a 3-year performance period based on the Company’s total stockholder return relative to an industry peer group index during such period, (ii) 25% as stock options that vest upon achievement of both service- and performance-based criteria, whichever is the later of (a) the date certain service-based conditions are met (which will be met over three years) and (b) the date that the average closing price of the Company’s common stock over a one-month calendar period has been equal to or great than 150% of the closing price of the Company’s common stock on the grant date, and (iii) 25% as time-based restricted stock units vesting in equal tranches over three years. Mr. Calafiore will be provided an executive level after-tax relocation payment of $225,000 to support establishing residency in the San Diego, CA area.

The Compensation and Talent Development Committee of the Board, with the assistance of its independent compensation consultant, designed the sign-on package to be aligned with industry benchmarks, the Company’s pay-for-performance philosophy, and shareholder interests. The sign-on equity-based awards are being delivered as 75 percent at-risk performance-based component that delivers value only if the Company achieves sustained absolute or relative shareholder value creation goals and 25% as only a time-based element. The Committee will be setting performance metrics for its cash-based annual incentive program in the first quarter of 2024, consistent with its regular practice and corporate priorities established by the Board of Directors for the fiscal year.

In connection with his employment, Mr. Calafiore will be provided the opportunity to enter into a CEO change in control and severance agreement and indemnification agreement. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Offer Letter Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Board Service of Catherine M. Burzik

In connection with the finalization of these matters, Ms. Burzik has informed the Board that she has elected not to stand for re-election to the Board at the Company’s annual meeting of shareholders in 2024 (the “2024 Annual Meeting”). Ms. Burzik’s decision not to stand for re-election to the Board is not due to any disagreement with the Company regarding its operations, policies or practices. Ms. Burzik will continue in her role of Chair of the Board until her Board service expires at the 2024 Annual Meeting.

Item 7.01 Regulation FD Disclosures.

On November 28, 2023, the Company issued a press release concerning the matters disclosed in Item 5.02 above. The information furnished in this Item 7.01 will not be treated as “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into any filing under the Securities Act, or into another filing under the Exchange Act, unless that filing expressly incorporates by reference this Item 7.01 of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter agreement, entered into on November 27, 2023, between Orthofix Medical Inc. and Massimo Calafiore.
99.1	Press release, dated November 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.
By:	/s/ Catherine M. Burzik
Catherine M. Burzik Interim Chief Executive Officer and Chair of the Board of Directors

Date: December 1, 2023